Exhibit 10.6

COMMERCIAL LEASE AGREEMENT

THIS LEASE, made this 16th day of March, 2005, by and between ELLMORE ENTERPRISES ("Landlord") whose address is 411 LANDMARK DR, WILMINGTON, NC 28403 12 and TranS1 ("Tenant") whose address is 1800 SIR TYLER DRIVE, WILMINGTON, NC 28405;

WITNESSETH:

PREMISES

1. Landlord, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, provided for and covenanted to be paid, kept and performed by Tenant, leases and rents unto Tenant, and Tenant hereby leases and takes upon the terms and conditions which hereinafter appear, the following described property (hereinafter called the "Premises"), to wit:

Address: 411 LANDMARK DR, WILMINGTON, NC 28403

Legal Description: ______________________________

☐ See attached Exhibit A for legal description of Premises.

TERM

2. The Tenant shall have and hold the Premises for a term of SEE ATTACHED EXHIBIT B beginning on the ______ day of ______, ______, and ending on the ______ day of ______, ______, at midnight, unless sooner terminated as hereinafter provided. The first Lease Year Anniversary shall be the date twelve (12) calendar months after the first day of the first full month of the term hereof and successive Lease Year Anniversaries shall be the date twelve (12) calendar months from the previous Lease Year Anniversary.

RENTAL

3. Tenant agrees to pay Landlord or its Agent without demand, deduction or set off, an annual rental of $ 145,632.00 payable in equal monthly installments of $ 12,136.00 in advance on the first day of each calendar month during the term hereof. Upon execution of this Lease, Tenant shall pay to Landlord the first month's rent due hereunder. Rental for any period during the term hereof which is less than one month shall be the pro-rated portion of the monthly rental due. On each Lease Year Anniversary the annual rental payable hereunder (and accordingly the monthly installments) shall be adjusted:

☐ by any change in the Consumer Price Index, Urban Wage Earners and Clerical Workers, All Cities (CPI-W, 1982-1984=100) ("Index") by multiplying the then effective annual rental by the value of said Index for the month two months prior to the Lease Year Anniversary and dividing the product by the value of said Index for the month two months prior to the previous Lease Year Anniversary (in the instance of the first Lease Year Anniversary the value of the Index for the month two months prior to the first full month of the term hereof). In the event the Index ceases to be published, there shall be substituted for the Index the measure published by the US Department of Labor which most nearly approximates the Index;

☒ as follows:

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North Carolina Association of REALTORS®, Inc.

Tenant Initials ______ Landlord Initials ______

STANDARD FORM 590 - T
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Prudential CRES of Wilmington 1437 Military Cutoff Road, Wilmington NC 28403
Phone: 9102395800 Fax: John Cavin
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☐ If this box is checked, Tenant shall pay all rental to Landlord's Agent at the following address:

____

____

____

LATE CHARGES

4. If Landlord fails to receive any rent payment within 10 days after it becomes due, Tenant shall pay Landlord, as additional rental, a late charge equal to Five percent 5.000 (%) of the overdue amount or $ __________ whichever is greater, plus any actual bank fees incurred for returned or dishonored checks. The parties agree that such a late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of such late payment.

SECURITY DEPOSIT

5. Tenant shall deposit with Landlord or its Agent upon execution of this Lease $ 12,136.00 as a security deposit which shall be held as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease. If any of the rents or other charges or sums payable by Tenant shall be over-due and unpaid or should payments be made on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord or its Agent may, at its option, appropriate and apply the security deposit, or so much thereof as may be necessary, to compensate toward the payment of the rents, charges or other sums due from Tenant, or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of the Tenant; and in such event Tenant shall upon demand restore the security deposit to the original sum deposited. In the event Tenant furnishes Landlord with proof that all utility bills have been paid through the date of Lease termination, and performs all of Tenant's other obligations under this Lease, the security deposit shall be returned in full to Tenant within thirty (30) days after the date of the expiration or sooner termination of the term of this Lease and the surrender of the Premises by Tenant in compliance with the provisions of this Lease. **The Security Deposit may be placed in an interest bearing account and any interest thereon shall be the property of the party holding the same.**

☐ If this box is checked, Agent shall hold the Security Deposit and shall be entitled to the interest thereon.

UTILITY BILLS

6. (a) Tenant shall pay the following utilities: ELECTRICITY, WATER & SEWER, GAS (WKB) (RJ)

(b) Landlord shall pay the following utilities: NONE (WKB) (RJ)

Responsibility to pay for a utility service shall include all metering, hook-up fees or other miscellaneous charges associated with the installation and maintenance of such utility in said party's name.

COMMON AREA COSTS; RULES AND REGULATIONS

7. INTENTIONALLY OMITTED

USE OF PREMISES

8. The Premises shall be used for ANY LEGAL PURPOSE

purposes only and no other. The Premises shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises. In the event Tenant's use of the Premises results in an increase in the rate of insurance on the Premises, Tenant shall pay to Landlord, upon demand and as additional rental, the amount of any such increase.

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TAX AND INSURANCE ESCALATION

9. Tenant shall pay upon demand as additional rental during the term of this Lease, and any extension or renewal thereof;

☐ The amount by which all taxes (including, but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the Premises for each tax year exceed all taxes on the Premises for the tax year _________ ; or

☐ All taxes (including, but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the Premises for each tax year.

In the event the Premises are less than the entire property assessed for such taxes for any such tax year, then the tax for any such year applicable to the Premises shall be determined by proration on the basis that the rentable floor area of the Premises bears to the rentable floor area of the entire property assessed. If the final year of the Lease term fails to coincide with the tax year, then any excess for the tax year during which the term ends shall be reduced by the pro rata part of such tax year beyond the Lease term. If such taxes for the year in which the Lease terminates are not ascertainable before payment of the last month's rental, then the amount of such taxes assessed against the property for the previous tax year shall be used as a basis for determining the pro rata share, if any, to be paid by Tenant for that portion of the last Lease year. Tenant shall further pay upon demand as additional rental during the term of this Lease, and any extension or renewal thereof:

☐ the excess cost of fire and extended coverage insurance including any and all public liability insurance on the building over the cost of the first year of the Lease term for each subsequent year during the term of this Lease; or

☐ all fire and extended coverage insurance including any and all public liability insurance on the building.

In the event the Premises are less than the entire property, then the insurance payable by Tenant for the Premises shall be determined by proration on the basis that the rentable floor area of the Premises bears to the rentable floor area of the entire property. Tenant shall pay all taxes and insurance as provided herein within fifteen (15) days after receipt of notice from Landlord as to the amount due. Tenant shall be solely responsible for insuring Tenant's personal and business property and for paying any taxes or governmental assessments levied thereon.

INDEMNITY; INSURANCE

10. Tenant agrees to and hereby does indemnify and save Landlord harmless against all claims for damages to persons or property by reason of Tenant's use or occupancy of the Premises, and all expenses incurred by Landlord because thereof, including attorney's fees and court costs. Supplementing the foregoing and in addition thereto, Tenant shall during the term of this Lease and any extension or renewal thereof, and at Tenant's ~~expense~~ maintain in full force and effect comprehensive ~~general~~ liability insurance with limits of ~~$250,000.00~~ $1,000,000.00 per person and $ ~~250,000.00~~ $1,000,000.00 per accident, and property damage limits of ~~$250,000.00~~ $1,000,000.00, which insurance shall contain a special endorsement recognizing and insuring any liability accruing to Tenant under the first sentence of this paragraph, and naming Landlord as additional insured. Tenant shall provide evidence of such insurance to Landlord prior to the commencement of the term of this Lease. Landlord and Tenant each hereby release and relieve the other, and waive any right of recovery, for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees, to the extent that such loss or damage is within the policy limits of said comprehensive general liability insurance. Landlord and Tenant shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

REPAIRS BY LANDLORD

11. Landlord agrees to keep in good repair the roof, foundation and exterior walls of the Premises (exclusive of all glass and exclusive of all exterior doors) and underground utility and sewer pipes outside the exterior walls of the building, except repairs rendered necessary by the negligence or intentional wrongful acts of Tenant, its agents, employees or invitees. ~~If the Premises are part of a larger building or group of buildings, then to the extent that the grounds are common area, Landlord shall maintain the grounds surrounding the building, including paving, the mowing of grass, care of shrubs and general landscaping.~~ Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair and failure to report such conditions shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such conditions.

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12. Tenant accepts the Premises in their present condition and as suited for th: uses intended by Tenant. Tenant shall, throughout th initial term of this Lease, and any extension or renewal thereof, at its exp nse, maintain in good order and repair the Premises including the building, heating and air conditioning equipment (including bu t not limited to replacement of parts, compressors, ai handling units and heating units) and other improvements located thereon, except those repairs expressly required to be made by Landlord hereunder. Unless the grounds are common areas of a building(s) larger than the Premises, Tenant further agrees to care for the grounds around the building, including paving, the mowing of grass, cat : of shrubs and general landscaping. Tenant agrees to return the Premises to Landlord at the expiration or prior termination of thi: Lease, in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthqual e or other casualty alone excepted. Tenant, Tenant's employees, agents, contractors or subcontractors shall take no action which n ay void any manufacturers or installers warranty with relation to the Premises. Tenant shall indemnify and hold Landlord harmless from any liability, claim, demand or cause of action arising on account of Tenant's breach of the provisions of this paragraph.

ALTERATIONS

13

See Exhibit C

REMOVAL OF FIXTURES

14. Tenant may (if not in default hereunder) prior to the expiration of this Lease, or any extension or renewal thereof, remove all fixtures and equipment which it has placed in the Premises, provided Tenant repairs all damage to the Premises caused by such removal.

DESTRUCTION OF OR DAMAGE TO PREMISES

15. If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this Lease shall terminate as of the date of such destruction and rental shall be accounted for as between Landlord and Tenant as of that date. If the premises are damaged but not wholly destroyed by any such casualties, rental shall abate in such proportion as effective use of the Premises has been affected and Landlord shall restore Premises to substantially the same condition as before damage as speedily as is practicable, whereupon full rental shall recommence.

GOVERNMENTAL ORDERS

16. Tenant agrees, at its own expense, to comply promptly with all requiremen s of any legally constituted public authority made necessary by reason of Tenant's occupancy of the Premises. Landlord agrees to comply promptly with any such requirements if not made necessary by reason of Tenant's occupancy. It is mutually agreed, however, between Landlord and Tenant, that if in order to comply with such requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to one year's rent, then Landlord or Tenant, whichever is obligated to comply with such requirements, may terminate this Lease by giving written notice of termination to the other party by registered mail, which termination shall become effective sixty (60) days after receipt of such notice and which notice shall eliminate the necessity of compliance with such requirements by giving such notice unless the party giving such notice of termination shall, before termination becomes effective, pay to the party giving notice all cost of compliance in excess of one year's rent, or secure payment of said sum in manner satisfactory to the party giving notice.

ONDEMNATION

7. If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes herein leased, is ondemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted all cease from the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord d Tenant as of said date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover mpensation and damage caused by condemnation from the condemnor. It is further understood and agreed that Tenant shall not have y rights in any award made to Landlord by any condemnation authority.

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ASSIGNMENT AND SUBLETTING

18. Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than the Tenant. Consent to any assignment or sublease shall not impair this provision and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord. The Assignee of Tenant, at option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

EVENTS OF DEFAULT

19. The happening of any one or more of the following events (hereinafter any one of which may be referred to as an "Event of Default") during the term of this Lease, or any renewal or extension thereof, shall constitute a breach of this Lease on the part of the Tenant: (a) Tenant fails to pay the rental as provided for herein; (b) Tenant abandons or vacates the Premises; (c) Tenant fails to comply with or abide by and perform any other obligation imposed upon Tenant under this Lease; (d) Tenant is adjudicated bankrupt; (e) A permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; (f) Tenant, either voluntarily or involuntarily, takes advantage of any debt or relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be reduced or payment thereof deferred; (g) Tenant makes an assignment for benefit of creditors; or (h) Tenant's effects are levied upon or attached under process against Tenant, which is not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof.

REMEDIES UPON DEFAULT

20. Upon the occurrence of Event of Default, Landlord may pursue any one or more of the following remedies separately or concurrently, without prejudice to any other remedy herein provided or provided by law: (a) if the Event of Default involves nonpayment of rental and Tenant fails to cure such default within five (5) days after receipt of written notice thereof from Landlord, or if the Event of Default involves a default in performing any of the terms or provisions of this Lease other than the payment of rental and Tenant fails to cure such default within ______ days after receipt of written notice of default from Landlord, Landlord may terminate this Lease by giving written notice to Tenant and upon such termination shall be entitled to recover from Tenant damages as may be permitted under applicable law; or (b) if the Event of Default involves any matter other than those set forth in item (a) of this paragraph, Landlord may terminate this Lease by giving written notice to Tenant and, upon such termination, shall be entitled to recover from the Tenant damages in an amount equal to all rental which is due and all rental which would otherwise have become due throughout the remaining term of this Lease, or any renewal or extension thereof (as if this Lease had not been terminated); or (c) upon any Event of Default, Landlord, as Tenant's agent, without terminating this Lease, may enter upon and rent the Premises, in whole or in part, at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Landlord deems proper, with Tenant being liable to Landlord for the deficiency, if any, between Tenant's rent hereunder and the price obtained by Landlord on reletting, ~~provided however, that Landlord shall not be considered to be under any duty by reason of this provision to take any action to mitigate damages by reason of Tenant's default~~. In the event Landlord hires an attorney to enforce its rights upon default, Tenant shall in addition be liable for reasonable attorney's fees and all costs of collection.

EXTERIOR SIGNS

21. Tenant shall place no signs upon the outside walls or roof of the Premises, except with the express written consent of the Landlord. Any and all signs placed on the Premises by Tenant shall be maintained in compliance with governmental rules and regulations governing such signs and Tenant shall be responsible to Landlord for any damage caused by installation, use or maintenance of said signs, and all damage incident to removal thereof.

LANDLORD'S ENTRY OF PREMISES

22. Landlord may advertise the Premises "For Rent" or "For Sale" 30 days before the termination of this Lease. Landlord may enter the Premises at reasonable hours to exhibit same to prospective purchasers or tenants and to make repairs required of Landlord under the terms hereof or to make repairs to Landlord's adjoining property, if any.

EFFECT OF TERMINATION OF LEASE

23. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

MORTGAGEE'S RIGHTS

24.

See Paragraph 4 of Exhibit D

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QUIET ENJOYMENT

25. So long as Tenant observes and performs the covenants and agreements contained herein, it shall at all times during the Lease term peacefully and quietly have and enjoy possession of the Premises, but always subject to the terms hereof. Provided, however, that in the event Landlord shall sell or otherwise transfer its interest in the Premises, Tenant agrees to attorn to any new owner or interest holder and shall, if requested by Landlord, execute a separate agreement reflecting such attornment, provided that said agreement requires the new owner or interest holder to recognize its obligations and Tenant's rights hereunder.

HOLDING OVER

26. If Tenant remains in possession of the Premises after expiration of the term hereof, with Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant at will at the rental rate which is in effect at end of this Lease and there shall be no renewal of this Lease by operation of law. If Tenant remains in possession of the Premises after expiration of the term hereof without Landlord's acquiescence, Tenant shall be a tenant at sufferance and commencing on the date following the date of such expiration, the monthly rental payable under Paragraph 3 above shall for each month, or fraction thereof during which Tenant so remains in possession of the Premises, be 125% the monthly rental otherwise payable under Paragraph 3 above.

ATTORNEY'S FEES

27. In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to recover reasonable attorney's fees and costs.

RIGHTS CUMULATIVE

28. All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative and not restrictive of those given by law.

WAIVER OF RIGHTS

29. No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance by Tenant of its obligations hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

ENVIRONMENTAL LAWS

30. (a) Tenant shall not bring onto the Premises any Hazardous Materials (as defined below) without the prior written approval by Landlord. Any approval must be preceded by submission to Landlord of appropriate Material Safety Data Sheets (MSD Sheets). In the event of approval by Landlord, Tenant covenants that it will (1) comply with all requirements of any constituted public authority and all federal, state, and local codes, statutes, rules and regulations, and laws, whether now in force or hereafter adopted relating to Tenant's use of the Premises, or relating to the storage, use, disposal, processing, distribution, shipping or sales of any hazardous, flammable, toxic, or dangerous materials, waste or substance, the presence of which is regulated by a federal, state, or local law, ruling, rule or regulation (hereafter collectively referred to as "Hazardous Materials"); (2) comply with any reasonable recommendations by the insurance carrier of either Landlord or Tenant relating to the use by Tenant on the Premises of such Hazardous Materials; (3) refrain from unlawfully disposing of or allowing the disposal of any Hazardous Materials upon, within, about or under the Premises; and (4) remove all Hazardous Materials from the Premises, either after their use by Tenant or upon the expiration or earlier termination of this lease, in compliance with all applicable laws.

(b) Tenant shall be responsible for obtaining all necessary permits in connection with its use, storage and disposal of Hazardous Materials, and shall develop and maintain, and where necessary file with the appropriate authorities, all reports, receipts, manifests, filings, lists and invoices covering those Hazardous Materials and Tenant shall provide Landlord with copies of all such items upon request. Tenant shall provide within five (5) days after receipt thereof, copies of all notices, orders, claims or other correspondence from any federal, state or local government or agency alleging any violation of any environmental law or regulation by Tenant, or related in any manner to Hazardous Materials. In addition, Tenant shall provide Landlord with copies of all responses to such correspondence at the time of the response.

(c) Tenant hereby indemnifies and holds harmless Landlord, its successors and assigns from and against any and all losses, liabilities, damages, injuries, penalties, fines, costs, expenses and claims of any and every kind whatsoever (including attorney's fees and costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, from time to time, and regulations promulgated thereunder, any so-called state or local "Superfund" or "Superlien" law, or any other federal, state or local statute, law or ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials) paid, incurred or suffered by, or asserted against, Landlord as a result of any claim, demand or judicial or administrative action by any person or entity (including governmental

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or private entities) for, with respect to, or as a direct or indirect result of, the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release from the Premises on any Hazardous Materials caused by Tenant or Tenant's agents, employees, invitees or successors in interest. This indemnity shall also apply to any release of Hazardous Materials caused by a fire or other casualty to the premises if such Hazardous Materials were stored on the Premises by Tenant, its agents, employees, invitees or successors in interest.

(d) If Tenant fails to comply with the Covenants to be performed hereunder with respect to Hazardous materials, or if an environmental protection lien is filed against the premises as a result of the actions of Tenant, its agents, employees or invitees, then the occurrence of any such events shall be considered a default hereunder.

(e) Tenant will give Landlord prompt notice of any release of Hazardous Materials, reportable or non-reportable, to federal, state or local authorities, of any fire, or any damage occurring on or to the Premises.

(f) Tenant will use and occupy the Premises and conduct its business in such a manner that the Premises are neat, clean and orderly at all times with all chemicals or Hazardous Materials marked for easy identification and stored according to all codes as outlined above.

(g) The warranties and indemnities contained in this Paragraph shall survive the termination of this Lease.

TIME OF ESSENCE
31. Time is of the essence in this Lease.

ABANDONMENT
32. Tenant shall not abandon the premises at any time during the Lease term. If Tenant shall abandon the Premises or be dispossessed by process of law, any Personal Property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed abandoned, and available to Landlord to use or sell to offset any rent due or any expenses incurred by removing same and restoring the Premises.

DEFINITIONS
33. "Landlord" as used in this Lease shall include the undersigned, its heirs, representatives, assigns and successors in title to the Premises. "Agent" as used in this Lease shall mean the party designated as same in Paragraph 34, its heirs, representatives, assigns and successors. "Tenant" shall include the undersigned and its heirs, representatives, assigns and successors, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or sublessees as to the Premises covered by such assignment or sublease. "Landlord," "Tenant," and "Agent" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

NOTICES
34. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by U.S. certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered or sent to the address shown at the beginning of this Lease, except that upon Tenant taking possession of the Premises, then the Premises shall be Tenant's address for such purposes. Notices to Landlord shall be delivered or sent to the address shown at the beginning of this Lease and notices to Agent, if any, shall be delivered or sent to the address set forth in Paragraph 3 hereof.

All notices shall be effective upon delivery. Any party may change its notice address upon written notice to the other parties, given as provided herein.

ENTIRE AGREEMENT
35. This Lease contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein shall be of any force or effect. This Lease may not be modified except by a writing signed by all the parties hereto.

AUTHORIZED LEASE EXECUTION
36. Each individual executing this Lease as director, officer, partner, member, or agent of a corporation, limited liability company, or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation, limited liability company, or partnership.

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TRANSFER OF LANDLORD'S INTEREST

37. In the event of the sale, assignment or transfer by Landlord of its interest in the Premises or in this Lease (other than a collateral assignment to secure a debt of Landlord) to a successor in interest who expressly assumes the obligations of Landlord under this Lease Landlord shall thereupon be released and discharged from all its covenants and obligations under this Lease, except those obligations that have accrued prior to such sale, assignment or transfer; and Tenant agrees to look solely to the successor in interest of Landlord for the performance of those covenants accruing after such sale, assignment or transfer. Landlord's assignment of this Lease, or of any or all of its rights in this Lease, shall not affect Tenant's obligations hereunder, and Tenant shall attorn and look to the assignee as Landlord, provided Tenant has first received written notice of the assignment of Landlord's interest.

SPECIAL STIPULATIONS

38. Any special stipulations are set forth in the attached Exhibit D. Insofar as said Special Stipulations conflict with any of the foregoing provisions, said Special Stipulations shall control.

MEMORANDUM OF LEASE

39.

See Exhibit E

THIS DOCUMENT IS A LEGAL DOCUMENT. EXECUTION OF THIS DOCUMENT HAS LEGAL CONSEQUENCES THAT COULD BE ENFORCEABLE IN A COURT OF LAW. THE NORTH CAROLINA ASSOCIATION OF REALTORS® MAKES NO REPRESENTATIONS CONCERNING THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR THE TRANSACTION TO WHICH IT RELATES AND RECOMMENDS THAT YOU CONSULT YOUR ATTORNEY.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, the date and year first above written.

LANDLORD:

Individual | **Business Entity**

_________________________ (SEAL) ELMORE ENTERPRISES LLC (Name of Firm)

_________________________ (SEAL) By: [signature] (SEAL)

Title: Manager

TENANT:

Individual | **Business Entity**

[signature] (SEAL) TranS1 (Name of Firm)

_________________________ (SEAL) By: _________________________ (SEAL)

Title: _________________________

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EXHIBIT A
LEGAL DESCRIPTION
(2.15 AC) LT 31 SEC 20 LANDMARK INDUSTRIAL PARK

EXHIBIT B

Term:	The effective date of this Lease shall be the date on which the Lease is executed by both parties. The rent commencement date shall be, one (1) week after the certificate of occupancy is received, one hundred days (100) days after up-fit begins, or at tenant occupancy, whichever is earlier. The initial term shall be 60 months from the date of rent commencement.

Tenant, at its sole discretion, shall be able to terminate the lease after month thirty-six (36), provided a one-hundred and twenty (120) day notice is given to the Landlord.

Year	Date	(Illegible)	(Illegible)
Year 1	05/01/05 - 04/30/06	$145,632	$12,136
Year 2	05/01/06 - 04/30/07	$150,000	$12,500
Year 3	05/01/07 - 04/30/08	$154,500	$12,875
Year 4	05/01/08 - 04/30/09	$159,136	$13,261
Year 5	05/01/09 - 04/30/10	$163,910	$13,659
		(Illegible)

Renewal Options:	Two (2), three (3) year renewal options.

Annual Increase:	Three percent (3.00%) per year for Years 1 through Year 5, continuing through the option periods

EXHIBIT C
Alterations
13. Tenant shall not make any alterations, additions, or improvements to the premises without the landlord’s prior written consent. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this paragraph upon landlord’s written request which shall not be unreasonably withheld, conditional or delayed. All approved alterations, additions, or improvements will be accomplished in a good and workman like manner, in conformity with all applicable laws and regulations, and by a contractor approved by the landlord, free of any liens or encumbrances. Landlord may require tenant to remove any alterations, additions or improvements (whether or not made with landlord’s consent) at the termination of the lease and to restore the premises to its prior condition, all at tenant’s expense. All alterations, addition and improvements which landlord has not required tenant to remove shall become landlords property and, except as otherwise provided in paragraph 14, shall be surrendered to the landlord upon the termination of this lease, except that the tenant may remove any of the tenants machinery or equipment that can be removed without any material damage to the premises. Tenant shall repair, a tenants expense, any damage to the premises caused by removal of any such machinery or equipment.

EXHIBIT D
Special Stipulations
l. Notwithstanding anything to the contrary contained in this Lease, Tenant shall be permitted to assign this Lease, without the consent of Landlord, (i) to a corporation into which Tenant may merge, which Tenant may acquire, or which Tenant may consolidate with, (ii) to any parent or subsidiary of Tenant, or (iii) to a purchaser of substantially all of Tenant’s assets or a controlling interest in the outstanding voting stock of Tenant.
2. Notwithstanding anything to the contrary contained in this Lease, with respect to any default of Tenant under this Lease (other than the nonpayment of rental) which cannot reasonably be cured within thirty (30) days but which is curable, Tenant’s cure period relative to such default shall be extended for such additional period as may be reasonably required to cure such default, as long as Tenant has promptly commenced such cure within thirty (30) days after written notice of the default from Landlord and thereafter diligently prosecutes such cure to completion.
3. If Landlord fails to perform or observe any of the terms, covenants or conditions contained in this Lease on its part to be performed or observed within thirty (30) days after written notice of default from Tenant, cure failure shall constitute a default by Landlord under this Lease. In the event of a default by Landlord hereunder, Tenant shall be entitled to (i) cure such default of Landlord by performing the relevant obligations of Landlord on Landlord’s behalf, in which case Landlord shall reimburse Tenant, within thirty (30) days of receiving an invoice from Tenant for such costs, for all costs expended by Tenant in performing such obligations and/or (ii) pursue all other remedies available to Tenant, at law or in equity, as a result of such default. In the event Tenant proceeds under clause (i) above and is not reimbursed in full for its costs within thirty (30) days of its delivery of an invoice to Landlord. Tenant shall be entitled to offset the amount of such unreimbursed costs against the amounts next due and payable under this Lease.
4. Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any mortgage (which term shall include all corresponding security instruments) that encumbers the Premises; and Tenant agrees, upon demand, without cost to Tenant, to execute any reasonable instrument as may be required to effectuate such subordination. Provided however, as a condition to the subordination described in this Paragraph 4, Landlord shall obtain from any mortgagee an agreement in writing, which shall be delivered to Tenant, providing in substance that (i) so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the term of this Lease. Tenant’s right to occupy and use the Premises shall not be disturbed, nor shall this Lease be affected by any default under such mortgage, and (ii) in the event of foreclosure or my enforcement of any such mortgage, the rights of Tenant hereunder shall expressly survive and this Lease shall in all respects continue in full force and effect (provided Tenant continues to perform its obligations hereunder).

6 Landlord hereby represents that to the best of its knowledge and belief, no Hazardous Materials currently exist on the Property or previously existed on the Property in violation of applicable governmental regulation.
7 Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction other than _________ (“Broker”). Landlord shall be responsible for paying any commission or fee due to Broker. Landlord and Tenant agree to indemnify and save each other harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorney’s fees, for any leading commissions or other commissions, fees, charges or payments resulting from or arising out of their respective actions in connection with this Lease (provided that Tenant’s indemnity of Landlord shall exclude any commission or fee due to Broker).

Landlord:	Elmore Enterprises, Inc.

	By:	s/ W. Keith Elmore
		Name:	W. Keith Elmore
		Title:	Manager

Tenant:	TRANS1 INC., a Delaware corporation

	By:	/s/ Robert Assell
		Name:	Robert Assell
		Title:	VP, PRODUCT DEVELOPMENT

EXHIBIT E
MEMORANDUM OF LEASE
     KNOW ALL PERSONS BY THESE PRESENTS, that for and in consideration of the rents and covenants set forth in a certain Commercial Lease Agreement dated 3/16/, 2005 (the “Lease”), by and between Elmore Enterprises, Inc., having a mailing address of 411 Landmark Dr, Wilmington, NC 28412, as Landlord (“Landlord”), and Trans1, Inc, a _________ corporation with an office at 1800 Sir Tyler Drive, Suite 101, Wilmington, NC 28405, as Tenant (“Tenant”, Landlord has leased to Tenant that certain property described on Exhibit A attached hereto and incorporated herein by reference (together with all improvements thereon, the “Premises”).
     Pursuant to the terms of the Lease, Landlord has leased the Premises to Tenant for an initial term of ______ (___) years beginning on See Lease, 2005, and terminating on _________, 20___. The provisions set forth in the Lease are hereby incorporated in this Memorandum as though stated herein in full.
     IN WITNESS WHEREOF, the Landlord has duly executed this instrument as of this 24th day of March, 2005

LANDLORD: Elmore Enterprises, Inc.

/s/ Illegible, Manager

STATE OF NORTH CAROLINA
COUNTY OF NEW HANOVER
[insert appropriate acknowledgement]
     WITNESS my hand and official seal this 24th day of March, 2005.

/s/ Illegible
Notary Public

My Commission Expires:
April 12, 2009
(SEAL)